As filed with the Securities and Exchange Commission on July 23, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 3123, Three Bentall Centre 595 Burrard Street	4553 Glencoe Avenue, Suite 200 Marina del Rey, California 90292
Vancouver, British Columbia V7X 1J1	(310) 314-2000
(604) 609-6100

(Address and telephone number of principal executive offices)

Lions Gate Entertainment Corp. Employees’ and Directors’
Equity Incentive Plan

and

Stock Option Granted to Mark Amin

(Full title of the plan)

Wayne Levin, General Counsel
Lions Gate Entertainment Corp.
4553 Glencoe Avenue, Suite 200
Marina del Rey, California 90292

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (310) 314-2000

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of			maximum	maximum
securities	Amount to be		offering price per	aggregate	Amount of
to be registered	registered		unit	offering price	Registration fee

Common Shares No par value, issuable pursuant to the Lions Gate Entertainment Corp. Employees’ and Directors’ Equity Incentive Plan (the “Plan”)	722,916 shares	(1)	$2.13 (2)	$1,536,197 (2)	$124.28	(2)

Common Shares No par value, issuable pursuant to the Employment Agreement by and between Mark Amin and Lions Gate Entertainment Corp. dated as of June 6, 2000, as amended (the “Amin Employment Agreement”)	1,400,000 shares	(1)	$2.96 (2)	$4,150,000 (2)	$335.74	(2)

Totals	2,122,916 shares	(1)	$2.68 (2)	$5,686,197 (2)	$460.01	(2)

(1)	This Registration Statement covers, in addition to the number of shares of Common Shares stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of shares which by reason of certain events specified in the Plan and the Amin Employment Agreement may become subject to the Plan and the Amin Employment Agreement, respectively.

(2)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated (a) for the Plan based upon the average of the high and low prices of the Common Shares on July 16, 2003, as reported on the American Stock Exchange and published in the Western Edition of The Wall Street Journal and (b) for the Amin Employment Agreement based upon the weighted-average exercise prices of the options issued thereunder.

The Exhibit Index for this Registration Statement is at page 11.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of Lions Gate Entertainment Corp. (the “Company”) filed with the Commission are incorporated herein by reference:

          1. With respect to the Plan, the Company’s Registration Statements on Form S-8 relating to the Plan (File Nos. 333-9630 and 333-12800) filed with the Commission on November 12, 1998 and October 31, 2000, respectively.

          2. With respect to the Amin Employment Agreement:

          (a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Commission on June 30, 2003

          (b) The Company’s Current Reports on Form 8-K filed with the Commission on April 30, 2003, May 16, 2003, and June 30, 2003.

          (c) The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 12, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     The description of the Company’s Common Shares to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Under the Company Act (British Columbia), the Company may indemnify a present or former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of another corporation of which the Company is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Company or such other corporation including an action brought by the Company or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made only with court approval.

     In accordance with the Articles of the Company, the Company shall indemnify every director or former director and Secretary or any Assistant Secretary of the Company, or may indemnify every officer or former officer, and every person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate if he acted honestly and in good faith with a view to the best interests of the Company.

     The Company’s Articles permit the Company, subject to the limitations contained in the Company Act, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as the board of directors may from time to time determine. The Company, however, only maintains directors and officers liability insurance and corporate reimbursement insurance.

     The Company has entered into an indemnity agreement with one individual who acts as an officer, representative and/or director of various corporations that are directly or indirectly owned or controlled by the Company, in which the Company indemnifies and saves harmless said individual from any and all claims of any nature whatsoever resulting from the personal guarantee or endorsement that said individual has made or may in the future make, with the consent of the Company, on behalf of the various corporations that are directly or indirectly owned or controlled by the Company.

Item 7. Exemption From Registration Claimed

     Not applicable.

Item 8. Exhibits

     See the attached Exhibit Index on page 11, which is incorporated herein by reference.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 23, 2003.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ WAYNE LEVIN

Wayne Levin
Executive Vice President

POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Gordon Keep, James Keegan and Wayne Levin, or any of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MARK AMIN Mark Amin	Vice Chairman of the Board of Directors and Director	July 23, 2003

/s/ THOMAS AUGSBERGER Thomas Augsberger	Director	July 23, 2003

/s/ MICHAEL BURNS Michael Burns	Vice Chairman and Director	July 23, 2003

/s/ DREW CRAIG Drew Craig	Director	July 23, 2003

/s/ DAVID DOERKSEN David Doerksen	Director	July 23, 2003

/s/ ARTHUR EVRENSEL Arthur Evrensel	Director	July 23, 2003

/s/ JON FELTHEIMER Jon Feltheimer	Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2003

/s/ JAMES KEEGAN James Keegan	Chief Administrative Officer and Chief Financial Officer (Principal Accounting and Financial Officer)	July 23, 2003

Signatures	Title	Date

/s/ GORDON KEEP Gordon Keep	Senior Vice President, Secretary and Director	July 23, 2003

/s/ MORLEY KOFFMAN Morley Koffman	Director	July 23, 2003

/s/ PATRICK LAVELLE Patrick Lavelle	Director	July 23, 2003

/s/ ANDRÉ LINK André Link	Chairman of the Board of Directors and President	July 23, 2003

/s/ HARALD LUDWIG Harald Ludwig	Vice Chairman of the Board of Directors and Director	July 23, 2003

/s/ GARY NEWTON Gary Newton	Director	July 23, 2003

/s/ G. SCOTT PATERSON G. Scott Paterson	Director	July 23, 2003

/s/ JEFF SAGANSKY Jeff Sagansky	Director	July 23, 2003

/s/ E. DUFF SCOTT E. Duff Scott	Director	July 23, 2003

/s/ HARRY SLOAN Harry Sloan	Director	July 23, 2003

Director

Mitchell Wolfe

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4	Lions Gate Entertainment Corp. Employees’ and Directors’ Equity Incentive Plan.*

5	Opinion of Heenan Blaikie (opinion re: legality).

10.1	Employment Agreement between the Company and Mark Amin dated June 6, 2000.**

10.2	Amendment to Employment Agreement between the Company and Mark Amin.***

10.3	Assignment of Employment Agreement dated June 5, 2003.***

23.1	Consent of Ernst & Young LLP (consent of independent auditors).

23.2	Consent of Ernst & Young LLP (consent of independent auditors).

23.3	Consent of PricewaterhouseCoopers LLP (consent of independent auditors).

23.4	Consent of PricewaterhouseCoopers LLP (consent of independent auditors).

23.5	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

* Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on August 14, 2001 (File No. 001-14880).

** Incorporated by reference to the Company’s Registration Statement on Form F-4 under the Securities Act of 1933 dated August 18, 2000 (File No. 333-12406).

*** Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed June 30, 2003 (File No. 001-14880).